UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2019

GAMING & LEISURE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	001-36124	46-2116489
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

845 Berkshire Blvd., Suite 200
Wyomissing, PA 19610
(Address of principal executive offices)

610-401-2900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	GLPI	Nasdaq

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On October 15, 2018, Penn National Gaming, Inc. (“Penn”) acquired Pinnacle Entertainment, Inc. This acquisition resulted in a change in Penn’s asset composition that will render David A. Handler ineligible to continue to serve as a director of both Gaming and Leisure Properties, Inc. (the “Company”) and Penn beyond the Company’s 2019 Annual Meeting of Shareholders on June 13, 2019 as a result of the limitations of Section 8 of the Clayton Antitrust Act. On May 28, 2019, David A. Handler provided the Company with notice of his resignation from the Board of Directors of the Company (the “Board”), effective May 31, 2019. Mr. Handler joined the Board in October 2013 prior to the Company’s spin-off from Penn, where he continues to serve as a director.   Mr. Handler did not resign from the Board as a result of any dispute or disagreement with the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2019	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ Steven T. Snyder
	Name:	Steven T. Snyder
	Title:	Chief Financial Officer

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